EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-251181 and 333-238979 on Form S-8 of California BanCorp of our report dated March 22, 2022 relating to the financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Sacramento, California

March 22, 2022